UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2014

EPAM SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35418	223536104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 University Drive, Suite 202 Newtown, Pennsylvania		18940
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 267-759-9000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A..2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.02. Termination of a Material Definitive Agreement
On July 7, 2014, EPAM Systems, a Belarus subsidiary of EPAM Systems, Inc. (together, the “Company”), provided IDEAB Project Eesti AS (“IDEAB”) with notice of termination of the Construction Contract No. IPB 1.5/103 between the Company and IDEAB dated December 2011.The effective date of termination was on or about July 11, 2014.  The Construction Contract committed IDEAB to construct an office building for the Company in Minsk, Belarus, with a committed completion date of February 28, 2014.  The building has been partially completed, but in April 2014, IDEAB stopped its construction for reasons unrelated to the Company’s performance under the Construction Contract.  In May 2014, IDEAB notified the Company that it was unable to continue as general contractor to complete the construction of the building in time and on the terms agreed.  As a result, the Company took control over the construction site and is seeking alternatives to complete the project.  The Company is evaluating its options to pursue recovery from IDEAB through legal proceedings.

Item 2.02. Results of Operations and Financial Condition.
On August 4, 2014, the Company issued a press release discussing results of operations for the quarter and six months ended June 30, 2014. A copy of the press release is attached as Exhibit 99.1 of this report and is incorporated by reference into this Item 2.02.
The information in this report, including Exhibit 99.1 attached hereto, is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise be subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, except as expressly stated by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
99.1    Press release dated August 4, 2014, announcing results of operations of EPAM Systems, Inc. for the quarter and six months ended June 30, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2014

By:	/s/ Anthony J. Conte
Name:	Anthony J. Conte
Title:	Vice President, Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)

INDEX TO EXHIBITS
99.1 Press release dated August 4, 2014, announcing results of operations of EPAM Systems, Inc. for the quarter and six months ended June 30, 2014.